UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2011

Atlas Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4998

Delaware	23-3011077
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Park Place Corporate Center One
1000 Commerce Drive, 4th Floor
Pittsburgh, PA 15275-1011
(Address of principal executive offices, including zip code)

(412) 489-0006
(Registrant’s telephone number, including area code)

1550 Coraopolis Heights Road
Moon Township, PA 15108
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2011, Atlas Pipeline Partners, L.P. ("APL") and Atlas Pipeline Partners GP, LLC (the "General Partner") changed their principal office addresses. The Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P. (the "Limited Partnership Agreement") was amended to reflect these address changes. On December 13, 2011, APL filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Limited Partnership for the purpose of changing the mailing address of the General Partner. A copy of the amendment to the Limited Partnership Agreement is attached hereto as Exhibit 3.1 and the amendment to the Certificate of Limited Partnership is attached hereto as Exhibit 3.2.

Also, on December 12, 2011, the General Partner amended the Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Operating Partnership, L.P., APL's subsidiary (the "Operating Partnership"), to change the Operating Partnership's principal office address and to change the address of the General Partner. A copy of the amendment is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

3.1 Amendment No. 9 to Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P.

3.2 Amendment to Certificate of Limited Partnership of Atlas Pipeline Partners, L.P.

10.1 Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Partners, L.P.

Date: December 13, 2011	By:	/s/ Gerald R. Shrader
Gerald R. Shrader
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Amendment No. 9 to Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P.
EX-3.2	Amendment to Certificate of Limited Partnership of Atlas Pipeline Partners, L.P.
EX-10.1	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Operating Partnership, L.P.